                                                                               For the Period    For the Period
                                                                For the Year      April 1         January 1       For the Year
                                                                    Emded         through          through           Ended
                                                                  December 31,   December 31,     March 31,       December 31,
                                                                -------------- --------------   ---------------  --------------
BASIC AND DILUTED EARNINGS PER SHARE:                               1998            1997            1997             1996
                                                                -------------- --------------   ---------------  --------------
Net income and net income allocable to
   common shareholders (same for Basic and
   Diluted computations)..................................      $ 29,400,000   $   3,154,000    $    682,000     $    303,000
                                                                ============== ==============   ===============  ==============

Weighted average common shares outstanding:

   Basic weighted average common shares outstanding.......        19,361,000       3,414,000       2,193,000          947,000
   Net effect of dilutive stock options - based on treasury
     stock method using average market price..............            68,000          12,000               -                -
                                                                -------------- --------------   ---------------  --------------

   Diluted weighted average common shares outstanding.....        19,429,000       3,426,000       2,193,000          947,000
                                                                ============== ==============   ===============  ==============

Basic earnings per common share...........................      $       1.52   $        0.92    $       0.31     $       0.32
                                                                ============== ==============   ===============  ==============
Diluted earnings per common share.........................      $       1.51   $        0.92    $       0.31     $       0.32
                                                                ============== ==============   ===============  ==============